SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2013

Beamz Interactive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54662	94-3399024
(State or other jurisdiction	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

15354 N. 83rd Way, Suite 102, Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code        480-424-2053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On July 12, 2013, Beamz Interactive, Inc. (the “Company”), entered into a consulting agreement (the “Consulting Agreement”) with Highland Consulting, LLC, pursuant to which Joan Brubacher, a member of the Company’s Board of Directors, will serve as President and Chief Financial Officer of the Company. Unless earlier terminated, the Consulting Agreementwill continue until August 31, 2015, with automatic one-year renewal terns thereafter unless otherwise terminated.

The Consulting Agreement provides for (a) a consulting fee of $11,000 a month, together with discretionary bonus, (b) reimbursement for out-of-pocket expenses and health insurance costs, and (c) a stock grant of 1,600,000 shares of the Company’s common stock, 500,000 of which vested immediately upon effectiveness of the Consulting Agreement, with the remaining shares vesting in equal monthly installments over two years, beginning October 1, 2013.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; CompensatoryArrangements of Certain Officers.

On July 12, 2013, Joan Brubacher, age 59, a member of the Company’s Board of Directors since 2012, was appointed as President and Chief Financial Officer of the Company. As mentioned in Item 1.01 above, the Company entered into the Consulting Agreement, pursuant to which Ms. Brubacher is to receive certain cash and equity compensation in exchange for her services as President and Chief Financial Officer.

Prior to Beamz, Ms. Brubacher served as a Principal and Chief Financial Officer at Resolute Commercial Services, a financial advisory, turnaround and consulting firm. Between August 1998 and February 2009, Ms. Brubacher served in various financial roles for iGo, Inc., including as its Executive Vice President and CFO beginning in August 2001. During her tenure with iGo, she was a member of the team that took the company public in 2000 and actively participated in closing a variety of other financings and M&A transactions. While leading the finance and operations team, she also implemented supply chain initiatives that reduced manufacturing overhead from 13% of revenue to 5% and balance sheet initiatives that improved cash and investments by 25% during a period of only break-even P&L performance. Prior to iGo, Ms. Brubacher was employed at several companies, including start-ups, where she held the positions of Controller, Chief Financial Officer and Chief Operating Officer. She started her career on the audit staff of Ernst & Young (formerly Ernst &Whinney).

Item 9.01.       Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.                             Description
10.1	Consulting Agreement dated July 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAMZ INTERACTIVE, INC
Date: July 16, 2013

By: /s/ Charles R. Mollo
Charles R. Mollo, Chief Executive Officer